Exhibit 10.53

First Omnibus Amendment
Dated as of March 30, 2005
Among
Tandem Health Care, Inc.,
as Guarantor
Tandem Health Care Of Ohio, Inc.,
as Lessee and Borrower,
Key Equipment Finance Inc. (formerly known as Key Corporate Capital Inc.), as prior
Administrative Agent and Individually as Prior Purchaser,
SELCO Service Corporation,
as Lessor,
KeyBank National Association,
as Administrative Agent and Individually as Purchaser and as WC Lender

First Omnibus Amendment
     This First Omnibus Amendment (this “Amendment”) is entered into as of March 30, 2005, among, Tandem Health Care, Inc. a Pennsylvania corporation (the “Guarantor”), Tandem Health Care of Ohio, Inc., an Ohio corporation (the “Borrower”), the Guarantors signatory hereto (each a “WC Guarantor” and collectively referred to as the “WC Guarantors”); Key Equipment Finance Inc. (formerly known as Key Corporate Capital Inc.), individually as the Prior Purchaser and also as the Prior Administrative Agent (as hereinafter defined); SELCO Service Corporation, an Ohio corporation as Lessor (the “Lessor”) and KeyBank National Association, a national banking association, individually as Purchaser and as a WC Lender and also as Administrative Agent and Collateral Agent as provided herein amends those certain Operative Documents Agreement (as such term is defined in Appendix A to that certain Participation Agreement) dated as of December 30, 2004 (the “Participation Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in Appendix A of the Participation Agreement.
Witnesseth:
     Whereas, the parties hereto wish to amend the Operative Documents to (i) memorialize the change of Administrative Agent from Key Corporate Capital Inc. to KeyBank National Association, (ii) memorialize the assignment of all of Key Corporate Capital Inc.’s interest in and to any Certificates to KeyBank National Association, (iii) implement and secure a working capital loan facility, (iv) secure those obligations arising under any Hedging Agreement, and (v) modify Schedule VI to the Participation Agreement to change the required Fixed Rent Payments; and
     Now, Therefore, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     Section 1. Substitution of Administrative Agent. Pursuant to Section 7.9 of the Receivables Purchase Agreement, (a) Key Corporate Capital Inc. (now known as Key Equipment Finance, Inc.) hereby resigns (and is hereby released from its duties and obligations) as Administrative Agent under the Operative Documents, and (b) KeyBank National Association is hereby appointed (and accepts) as the successor Administrative Agent under the Operative Documents and subject to the terms of Section 7.9 of the Receivables Purchase Agreement.
     Section 2. Assignment of Certificate. Key Corporate Capital Inc. hereby sells and assigns, without recourse, to KeyBank National Association, and KeyBank National Association hereby assumes from Key Corporate Capital Inc. a 100% interest in and to all of Key Corporate Capital Inc.’s rights and obligations under the Operative Documents. KeyBank National Association shall hereafter be party to and be bound by the terms and conditions of the Operative Documents as if it were an original signatory thereto and have all of the rights and obligations of a “Purchaser” and as a “Participant” thereunder. Key Corporate Capital Inc. relinquishes its rights and is released from its obligations under the Operative Documents.

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     Section 3. Amendment to Schedule VI of the Participation Agreement. From and after the Amendment Effective Date the schedule of Fixed Rent Payments set forth on Schedule VI of the Participation Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit A attached hereto.
     Section 4. Amendment to Section 7.6(a) of the Participation Agreement. From and after the Amendment Effective Date Section 7.6(a) of the Participation Agreement is hereby amended and restated in its entirety to read as follows:
     “(a) Subject to the terms of the Intercreditor Agreement, during the continuance of a Lease Event of Default and subject to clause (b) below, all payments received and amounts realized by the Lessor or the Administrative Agent, but excluding any Excluded Payments, shall, if received by the Lessor, be promptly paid to the Administrative Agent without reduction, set-off or counterclaim, and shall be distributed by the Administrative Agent in the following order of priority:
     first, so much of such payment or amount as shall be required to pay or reimburse the Administrative Agent and the Lessor for any tax, fees, expense, indemnification or other loss incurred by the Administrative Agent or the Lessor (to the extent incurred in connection with any duties as the Administrative Agent or Lessor, as the case may be), shall be distributed to the Administrative Agent and the Lessor without priority of one over the other for their own accounts in accordance with the amount of such payment or amount payable to such Person;
     second, so much of such payments or amounts as shall be required to pay the then existing Participants the amounts payable to them pursuant to any expense reimbursement or indemnification provisions of the Operative Documents shall be distributed to each such Participant without priority of one over the other in accordance with the amount of such payment or payments payable to each such Person;
     third, to the Purchasers and any other Person to whom any Hedging Liability is owed for application to pay in full the Purchaser Balance and any Hedging Liability, pro rata among the Purchasers and any such other Person without priority of one over the other in the proportion that the Purchaser Balance of each such Purchaser and/or the Hedging Liability owed to any such other Person bears to the aggregate Purchaser Balances of all Purchasers plus all Hedging Liability and, in the case where the amounts so distributed shall be insufficient to pay in full as aforesaid, then pro rata among the Purchasers and any such other Person without priority of one over the other in the proportion that the Purchaser Balance of each such Purchaser and/or the Hedging Liability owed to any such other Person bears to the aggregate Purchaser Balances of all Purchasers plus all Hedging Liability;
     fourth, an amount equal to the aggregate Lessor Balance shall be distributed to the Lessor for application to pay in full the Participant Balance of Lessor;

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     fifth, to the Participants and the Administrative Agent for any other amounts payable to them under the Operative Documents, pro rata based on the amounts payable; and
     sixth, the balance, if any, of such payment or amounts remaining thereafter shall be promptly distributed to the Lessee, its successors and assigns, or to such other Person lawfully entitled thereto.”
     Section 5. Amendment to Exhibits E, H, I, J, N, O and P of the Participation Agreement. From and after the Amendment Effective Date each of Exhibits E, H, I, J, N, 0 and P of the Participation Agreement is hereby amended and restated in its entirety to read as set forth on Exhibits E, H, I, J, N, O and P attached hereto.
     Section 6. Addition of Various Definitions. From and after the Amendment Effective Date Appendix A of the Participation Agreement is hereby amended to add the following definitions:
“Affected WC Lender” is defined in Section 1.10 of the Working Capital Loan Agreement.
“A/R” is defined in the Lessee Security Agreement and the Sublessee Security Agreement.
“Borrower” means Tandem Health Care of Ohio, Inc., as borrower under the Working Capital Loan Agreement.
“Borrowing” means the total of WC Loans advanced on a single date. Borrowings of WC Loans are made and maintained from the WC Lender. A Borrowing is “advanced” on the day WC Lender advances funds comprising such Borrowing to the Borrower, as requested by the Borrower pursuant to Section 1.4(a) of the Working Capital Loan Agreement.
“Borrowing Base” means, as of any time it is to be determined, 75% of the then outstanding unpaid amount of Eligible Receivables; provided that the Borrowing Base shall be computed only as against and on so much of the Collateral as is included on the Borrowing Base Certificates furnished from time to time by the Borrower pursuant to the terms of the Working Capital Loan Agreement and, if required by the WC Lender pursuant to any of the terms of the Working Capital Loan Agreement or any WC Collateral Document, as verified by such other evidence reasonably required to be furnished to the WC Lender pursuant to the Working Capital Loan Agreement or pursuant to any such WC Collateral Document.
“Borrowing Base Certificate” means the certificate in the form of Exhibit C to the Working Capital Loan Agreement, or in such other form acceptable to the WC Lenders, to be delivered to the WC Lender pursuant to Section 7.2 of the Working Capital Loan Agreement.

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“Collateral Agent” means KeyBank National Association or its successors and assigns, as collateral agent, under the Intercreditor Agreement.
“Commercial Receivable” is defined in the definition of Eligible Receivables.
“Credit Event” means the advancing of any WC Loan.
“Eligible Receivables ” means any A/R of the Borrower or any WC Guarantor in which the Collateral Agent has a first priority perfected security interest and which complies with each of the following requirements:
     (a) it arises out of (i) the rendition of services fully performed by the Borrower or such WC Guarantor and accepted by the account debtor on said A/R in the ordinary course of business on ordinary trade terms (a “Commercial Receivable”) or (ii) the rendition of health care services fully performed by the Borrower or such WC Guarantor in respect of which such Person is entitled to receive Medicare or Medicaid reimbursement (a “Medic Receivable ”);
     (b) all warranties of the Borrower and/or such WC Guarantor, as the case may be, in the Operative Documents are true and correct in all material respects with respect thereto;
     (c) it has been identified to the WC Lender in the manner required by the Agent pursuant to the Security Agreement;
     (d) [Intentionally Omitted];
     (e) it has not remained unpaid in whole or in part more than 120 days from and after its due date;
     (f) [Intentionally Omitted];
     (g) it is net of any credit or allowance given by the Borrower or such WC Guarantor to such account debtor;
     (h) it is not owing by an account debtor who (i) has become insolvent, (ii) is the subject of any bankruptcy, arrangement, reorganization proceedings or other proceedings for relief of debtors, (iii) has admitted its inability to pay its debt generally or has stopped paying its debts generally or (iv) is an Affiliate of the Borrower or such WC Guarantor;
     (i) the account debtor is not principally located outside the continental United States unless such A/R is secured by an irrevocable letter of credit issued by a commercial bank located in the United States and which is on terms and conditions acceptable to the WC Lender;

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     (j) except in the case of a Medic Receivable, it is not owing by the United States of America or any department, agency or instrumentality thereof unless the WC Agent shall have received evidence satisfactory to the WC Lender of compliance with the Assignment of Claims Act;
     (k) [Intentionally Omitted]; and
     (l) it is not subject to any counterclaim or defense asserted by the account debtor thereunder, nor is it subject to any offset or contra account payable to the account debtor (in any case, unless the amount of such A/R is net of such counterclaim, defense, offset or contra account established to the satisfaction of the WC Lender).
“Hedge Provider” means KeyBank National Association.
“Hedging Agreements” means the                                         dated as of                                            between KeyBank National Association, as Hedge Provider and the Lessee, any schedules, supplements and confirmations thereto, and any replacements or renewals of any thereof.
“Hedging Liability” means the liability of the Lessee to any of the Purchasers, or the Hedge Provider, or any Affiliates of such Purchasers or the Hedge Provider, in respect of any interest rate (or rent) swap agreements, interest rate (or rent) cap agreements, interest rate (or rent) collar agreements, interest rate (or rent) floor agreements, interest rate (or rent) exchange agreements, foreign currency contracts, currency swap contracts, or other similar interest rate (or rent) or currency hedging arrangements as the Lessee may from time to time enter into with any one or more of the Purchasers party to the Participation Agreement or the Hedge Provider or their Affiliates, including, without limitation, the Hedge Termination Value.
“Hedge Termination Value” means, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements (which may include any Purchaser or any Affiliate thereof).
“Intercreditor Agreement” means the Intercreditor and Collateral Agency Agreement dated as of March 30, 2005 among the Administrative Agent, the Collateral Agent, the Participants, the WC Lender and the Hedge Provider.
“Lending Office” is defined in Section 10.4 of the Working Capital Loan Agreement.
“Medic Receivable” is defined in the definition of Eligible Receivables.

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“Medicaid” means that certain program of medical assistance, funded jointly by the federal government and the states for impoverished individuals who are aged, blind and/or disabled, and for members of families with dependent children, which program is more fully described in Title XIX of the Social Security Act (42 U.S.C. §§1396 et seq.) and the regulations promulgated thereunder.
“Medicare” means that certain federal program providing health insurance for eligible elderly and other individuals, under which physicians, hospitals, skilled nursing homes, home health care and other providers are reimbursed for certain covered services they provide to the beneficiaries of such program, which program is more fully described in Title XVIII of the Social Security Act (42 U.S.C. §§1395 et seq.) and the regulations promulgated thereunder.
“Prior Administrative Agent” means Key Equipment Finance Inc. (formerly known as Key Corporate Capital Inc.).
“Prior Purchaser” means Key Equipment Finance Inc. (formerly known as Key Corporate Capital Inc.).
“Receivables” means all “Receivables” (as defined in the Security Agreement) of the Borrower and the WC Guarantors.
“Revolving Credit” means the credit facility for making WC Loans described in Sections 1.1 of the Working Capital Loan Agreement.
“ROC” is defined in Section 2.5 of the Receivables Purchase Agreement.
“Unused WC Commitments” means, at any time, the difference between the WC Commitments then in effect and the aggregate outstanding principal amount of WC Loans.
“WC Collateral” means all properties, rights, interests and privileges from time to time subject to the Liens granted to the Collateral Agent, or any security trustee therefor, by the WC Collateral Documents.
“WC Collateral Documents” means the Mortgage, the Pledge Agreement, the other Security Documents, and all other mortgages, deeds of trust, security agreements, pledge agreements, assignments, financing statements and other documents as shall from time to time secure or relate to the WC Obligations or any part thereof.
“WC Commitment” means, as to the WC Lender, the obligation of the WC Lender to make WC Loans under the Working Capital Loan Agreement in an aggregate principal or face amount at any one time outstanding not to exceed the amount set forth opposite the WC Lender’s name on Schedule 1 attached to the Working Capital Loan Agreement, as the same may be reduced or modified at any time or from time to time pursuant to the terms of the Working Capital Loan Agreement.

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“WC Default” means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an WC Event of Default.
“WC Event of Default” means any event or condition identified as such in Section 9.1 of the Working Capital Loan Agreement.
“WC Guarantor” is defined in the recitals of the Working Capital Loan Agreement.
“WC Interest Period” means the period commencing on the date a Borrowing is advanced and ending on the last day of the month in which such Borrowing is advanced (or on the last day of the following month if such WC Loan is advanced on the last day of a month); provided, however, that:
     (a) any WC Interest Period for a Borrowing that otherwise would end after the WC Termination Date shall end on the WC Termination Date;
     (b) no WC Interest Period with respect to any portion of the WC Loans shall extend beyond the WC Termination Date; and
     (c) whenever the last day of an Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day.
“WC Lender” KeyBank National Association, and its successors and assigns from time to time party to the Working Capital Loan Agreement as lender thereunder.
“WC Loan” is defined in Section 1.1 of the Working Capital Loan Agreement.
“WC Loan Documents” means the Working Capital Loan Agreement, the WC Notes, the Guaranty, the WC Collateral Documents, and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith.
“WC Loan Margin” means 1.0%.
“WC Notes” is defined in Section 1.8 of the Working Capital Loan Agreement.
“WC Obligations” means all obligations of the Borrower to pay principal and interest on the WC Loans, all fees and charges payable thereunder, and all other payment obligations of the Borrower arising under or in relation to any WC Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.
“WC Termination Date” means March 30, 2006, or such earlier date on which the WC Commitments are terminated in whole pursuant to Section 1.9, 9.2 or 9.3 of the Working Capital Loan Agreement or such later date to which the WC Commitments are extended pursuant to Section 12.23 of the Working Capital Loan Agreement.

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“Working Capital Loan Agreement” means the Working Capital Loan Agreement dated as of March 30, 2005 among Tandem Health Care of Ohio, Inc., as Borrower, KeyBank National Association, as the WC Lender and the WC Guarantors party thereto.
     Section 7. Amendment of Various Definitions. From and after the Amendment Effective Date Appendix A of the Participation Agreement is hereby amended by deleting the definitions of “Assignment of Lease and Rent”, “Event of Default”, “Excepted Payment”, “Guaranteed Parties”, “Guaranty”, “Indemnitee”, “Lessee Collateral”, “Lessee Stock Pledge”, “Material Default”, “Maximum Recourse Amount”, “Mortgage”, “Operative Documents”, “Security Agreement”, “Sublessee Security Agreement “ and “Sublessee Stock Pledge “ in their entirety and substituting the following in lieu thereof:
“Assignment of Lease and Rent” means the Amended and Restated Assignment of Lease and Rent dated as of March 30, 2005, from the Lessor, as assignor, to the Collateral Agent, as assignee, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time and substantially in the form of Exhibit H to the Participation Agreement.
“Event of Default” means a Lease Event of Default, a Receivables Purchase Agreement Event of Default, a WC Event of Default or any “Event of Default” described in any other Operative Document.
“Excepted Payments” means:
     (a) all indemnity payments (including indemnity payments made pursuant to Article XIII of the Participation Agreement) to which the Administrative Agent, the Arranger, the Lessor, any Purchaser, WC Lender or any of their respective Affiliates, agents, officers, directors or employees is entitled;
     (b) any amounts (other than Basic Rent or amounts payable by Lessee pursuant to Section 15.2 of the Master Lease or Articles XVI, XVIII or XX of the Master Lease) payable under any Operative Document to reimburse the Administrative Agent, the Arranger, the Lessor, any Purchaser, the WC Lender or any of their respective Affiliates (including the reasonable expenses of the Administrative Agent, the Arranger, the Lessor, any Purchaser, the WC Lender or such Affiliates incurred in connection with any such payment) for performing or complying with any of the obligations of Lessee under and as permitted by any Operative Document;
     (c) any insurance proceeds (or payments with respect to risks self-insured or policy deductibles) under liability policies;
     (d) any insurance proceeds under policies maintained by any Participant;

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     (e) Transaction Expenses or other amounts or expenses paid or payable to or for the benefit of the Administrative Agent, the Lessor, the Arranger, any Purchaser or the WC Lender; and
     (f) any payments in respect to interest to the extent attributable to payments referred to in clauses (a) through (e) above.
“Guaranteed Parties” means the Lessor, the Purchasers, the WC Lender and the Administrative Agent, together with their respective successors and assigns.
“Guaranty” means the Amended and Restated Guaranty dated as of March 30, 2005, made by the Guarantor in favor of each of the Guaranteed Parties, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, substantially in the form of Exhibit E to the Participation Agreement.
“Indemnitee” means the Lessor, each Purchaser, the WC Lender, the Hedge Provider and the Administrative Agent.
“Lessee Collateral” shall mean all of the Lessee’s and each Sublessee’s right, title and interest in and to each of the following, however arising and whether now existing or hereafter acquired or arising:
     (a) the Properties;
     (b) any Permitted Sublease, assignment or Residency Agreement relating to any Property;
     (c) all business assets, including furniture, fixtures and equipment, inventory and all other personal assets associated with the Properties; provided that there shall be excluded from Lessee Collateral any equipment or personal property acquired after the Acquisition Date and used at the Properties subject to leasing arrangements with finance companies so long as (x) such equipment or personal property are not integral building systems or fixed equipment and (y) the cost of the property so leased does not exceed $750,000;
     (d) all Receivables and rents generated by the Lessee Collateral described in clauses (b) and (c) above;
     (e) all certificates of need, licenses, permits, provider agreements, Medicare and Medicaid contracts and other instruments relating to the Properties;
     (f) the Consulting Contracts and any Management Contracts;
     (g) all books, manuals, logs, records and other information directly relating to the maintenance, insurance or operation of the Properties;

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     (h) the stock of the Sublessees pledged pursuant to the Sublessee Stock Pledge;
     (i) any other Collateral not described above which is now or hereafter pledged by the Lessee or any Sublessee to the Collateral Agent pursuant to any Security Document; and
     (j) all proceeds of and from any and all of the foregoing collateral (including proceeds which constitute property of the types described in clauses (a) through (g) above and, to the extent not otherwise included, all payments under insurance (whether or not the Administrative Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing collateral.
“Lessee Stock Pledge” means the Amended and Restated Stock Pledge Agreement dated as of March 30, 2005 from the Guarantor to the Collateral Agent, substantially in the form of Exhibit J to the Participation Agreement.
“Material Default” means any Event of Default or any Lease Default under Section 16.1 (a), (b) or (i) of the Master Lease or any WC Default under Section 9.1 (a), (g) or (h) of the Working Capital Loan Agreement.
“Maximum Recourse Amount” means, with respect to each Property, 78.704% of the Property Cost of such Property.
“Mortgage” means the Amended and Restated Open-End Mortgage, Assignment of Leases and Rents and Security Agreement dated as of March 30, 2005 from the Lessee and the Lessor to the Collateral Agent relating to the Properties, substantially in the form of Exhibit N to the Participation Agreement.
“Operative Documents” means the following:
     (a) the Participation Agreement;
     (b) the Master Lease;
     (c) each Lease Supplement;
     (d) the Receivables Purchase Agreement;
     (e) each Certifcate;
     (f) the Assignment of Lease and Rent;
     (g) each Deed and Bill of Sale;

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     (h) the Security Agreement;
     (i) the Financing Statements;
     (j) the Lessee Stock Pledge;
     (k) the Assignment of Certificates of Deposit (and the Certificates of Deposit);
     (i) the Mortgage;
     (m) the Guaranty;
     (n) each WC Note;
     (o) the Sublessee Stock Pledge;
     (p) the Sublessee Security Agreement;
     (q) the Working Capital Loan Agreement;
     (r) the Intercreditor Agreement; and
     (s) the Hedging Agreements.
“Security Agreement” means the Amended and Restate Security Agreement dated as of March 30, 2005 from the Lessee to the Collateral Agent, substantially in the form of Exhibit I to the Participation Agreement.
“Sublessee Security Agreement” means the Amended and Restate Sublessee Security Agreement dated as of March 30, 2005 from the Sublessees to the Collateral Agent, substantially in the form of Exhibit P to the Participation Agreement.
“Sublessee Stock Pledge” means the Amended and Restate Stock Pledge dated as of March 30, 2005 from the Sublessees to the Collateral Agent, substantially in the form of Exhibit O to the Participation Agreement.
     Section 8. Amendments to Master Lease, (a) From and after the Amendment Effective Date Section 16.1(h) of the Master Lease is hereby amended by deleting the same in its entirety and substituting the following in lieu thereof:
“(h) (i) The Lessee or the Guarantor defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest under the Working Capital Loan Agreement beyond any period of grace provided with respect thereto, or (ii) the Guarantor or the Lessee fails to perform or observe any other agreement, term or condition contained in the Working Capital Loan Agreement

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beyond any period of grace provided with respect thereto beyond any period of grace provided with respect thereto.”
(b) From and after the Amendment Effective Date Sections 20.1(c) and (d) of the Master Lease are hereby amended by deleting the same in their entirety and substituting the following in lieu thereof:
“(c) On the date of the Lessee’s notice to the Lessor of the Lessee’s exercise of the Remarketing Option, no WC Default, WC Event of Default, Lease Event of Default or Lease Default shall exist, and, thereafter, no WC Default, WC Event of Default, Lease Event of Default or Lease Default shall occur.
(d) On or prior to the Expiration Date all outstanding amounts under the WC Loan shall have been paid in full and the WC Commitment shall have been terminated.”
     Section 9. Conditions Precedent. The conditions precedent set forth in Section 7 of the Working Capital Loan Agreement are hereby incorporated herein in their entirety.
     Section 10. Representations and Warranties. Guarantor, each WC Guarantor, Borrower and the Lessee hereby represent and warrant to the Administrative Agent, the WC Lender, the Lessor and the Purchasers as follows:
     (a) No Default or Event of Default has occurred and is continuing (or would result from the amendment of the Master Lease, the Participation Agreement or the Working Capital Loan Agreement contemplated hereby).
     (b) The execution, delivery and performance by the Guarantor, each WC Guarantor, Borrower and the Lessee of this Amendment, the Master Lease, the Participation Agreement and the Working Capital Loan Agreement (all as amended by this Amendment), as the case may be, have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable.
     (c) This Amendment, the Master Lease, the Participation Agreement and the Working Capital Loan Agreement (all as amended by this Amendment) constitute the legal, valid and binding obligations of the Guarantor, each WC Guarantor, Borrower and the Lessee, as applicable, enforceable against it in accordance with their respective terms.
     (d) All representations and warranties of the Guarantor and the Lessee in the Participation Agreement and Borrower and each WC Guarantor contained in the Working Capital Loan Agreement are true and correct (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date and except that this subsection (d) shall be deemed instead to refer to the last day of the most recent quarter and year for which financial statements

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     have then been delivered in respect of the representation and warranty made in Section 8.2(e) of the Participation Agreement.
     (e) Lessee, Borrower, Guarantor and each WC Guarantor is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon any of the Lessor, WC Lender, Purchaser, Agent, Administrative Agent or any other Person.
     (f) Lessee, Borrower, Guarantor and each WC Guarantor’s obligations under the Master Lease, the Participation Agreement, the Working Capital Loan Agreement and under the other Operative Documents are not subject to any defense, counterclaim, set- off, right of recoupment, abatement or other claim.
     Section 11. Continuing Effectiveness; Ratification of Guaranties. As herein amended, the Participation Agreement and each of the Operative Documents (including, without limitation, the Guaranty and the Assignment of Certificate of Deposit) shall remain in full force and effect and each of the agreements, guarantees and obligations contained therein (as amended hereby) is hereby ratified and confirmed in all respects. After the Amendment Effective Date, all references to the “Master Lease”, the “Agreement” or the “Working Capital Loan Agreement” in the Master Lease, the Working Capital Agreement or the other Operative Documents respectively, shall refer to the Master Lease and the Participation Agreement as amended hereby.
     Section 12. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.
     Section 13. Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of Ohio applicable to contracts made and to be performed entirely within such state.
     Section 14. Successors and Assigns. This Amendment shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of the parties hereto, and their respective successors and assigns.
     Section 15. Effectiveness. The amendments set forth in Sections 1, 2, 3, 4, 5, 6, 7 and 8 above shall become effective on the date (the “Amendment Effective Date”) when (a) the Administrative Agent shall have received counterparts of this Amendment executed by each Purchaser, the WC Lender, Administrative Agent, Guarantor, Borrower, Lessee, each WC Guarantor, and Lessor and (b) the requirements of Section 9 hereof are satisfied.
[Signature Pages to Follow]

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     This Amendment is entered into between us for the uses and purposes hereinabove set forth as of the date first above written

Borrower and Lessee:	Tandem Health Care of Ohio, Inc.

	By	/s/ Lawrence R. Deering

Lawrence R. Deering
Its Chairman and CEO

Guarantor:	Tandem Health Care, Inc.

	By	/s/ Lawrence R. Deering

Lawrence R. Deering
Its Chairman and CEO

WC Guarantor:	Tandem Health Care of Crestline, Inc.

	By	/s/ Lawrence R. Deering

Lawrence R. Deering
Its Chairman and CEO

WC Guarantor:	Tandem Health Care of North Royalton, Inc.

	By	/s/ Lawrence R. Deering

Lawrence R. Deering
Its Chairman and CEO

WC Guarantor:	Tandem Health Care of Massillon, Inc.

	By	/s/ Lawrence R. Deering

Lawrence R. Deering
Its Chairman and CEO
Signature Page
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WC Guarantor:	Tandem Health Care of Piketon, Inc.

	By	/s/ Lawrence R. Deering

Lawrence R. Deering
Its Chairman and CEO

WC Guarantor:	Tandem Health Care of Maumee, Inc.

	By	/s/ Lawrence R. Deering

Lawrence R. Deering
Its Chairman and CEO

WC Guarantor:	Tandem Health Care of Bellville Inc.

	By	/s/ Lawrence R. Deering

Lawrence R. Deering
Its Chairman and CEO

WC Guarantor:	Tandem Health Care of Tallmadge, Inc.

	By	/s/ Lawrence R. Deering

Lawrence R. Deering
Its Chairman and CEO

WC Guarantor:	Tandem Health Care of Mount Vernon, Inc.

	By	/s/ Lawrence R. Deering

Lawrence R. Deering
Its Chairman and CEO

Signature Page
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Purchaser, WC Lender, and Administrative Agent:	Keybank National Association, in its individual capacity as a Purchaser and as a WC Lender and in its capacity as Administrative Agent

	By	/s/ Florentina Djulvezan

Florentina Djulvezan
Its Vice President

Lessor:	SELCO Service Corporation

	By	/s/ Donald C. Davis

Donald C. Davis
Its Vice President

Prior Purchaser and Prior Administrative Agent:	Key Equipment Finance Inc. (formerly known as Key Corporate Capital Inc.) in its individual capacity as a Purchaser and in its capacity as Administrative Agent

	By	/s/ Donald C. Davis

Donald C. Davis
Its Vice President

Signature Page
First Omnibus Amendment

Exhibit A to First
Omnibus Amendment
Schedule VI to
Participation Agreement
Fixed Rent Payments

Fixed Rent	Amount Applied	Amount Applied
		to
Payment Date	to Capital	Lessor Amounts	Total

31-Jan-05	$50,000.00	$0.00	$50,000.00
28-Feb-05	$50,000.00	$0.00	$50,000.00
31-Mar-05	$50,000.00	$0.00	$50,000.00
30-Apr-05	$50,000.00	$0.00	$50,000.00
31-May-05	$50,000.00	$0.00	$50,000.00
30-Jun-05	$50,000.00	$0.00	$50,000.00
31-Jul-05	$50,000.00	$0.00	$50,000.00
31-Aug-05	$50,000.00	$0.00	$50,000.00
30-Sep-05	$50,000.00	$0.00	$50,000.00
31-Oct-05	$50,000.00	$0.00	$50,000.00
30-Nov-05	$50,000.00	$0.00	$50,000.00
31-Dec-05	$50,000.00	$0.00	$50,000.00
31-Jan-06	$50,000.00	$0.00	$50,000.00
28-Feb-06	$50,000.00	$0.00	$50,000.00
31-Mar-06	$50,000.00	$0.00	$50,000.00
30-Apr-06	$50,000.00	$0.00	$50,000.00
31-May-06	$50,000.00	$0.00	$50,000.00
30-Jun-06	$50,000.00	$0.00	$50,000.00
31-Jul-06	$50,000.00	$0.00	$50,000.00
31-Aug-06	$50,000.00	$0.00	$50,000.00
30-Sep-06	$50,000.00	$0.00	$50,000.00
31-Oct-06	$50,000.00	$0.00	$50,000.00
30-Nov-06	$50,000.00	$0.00	$50,000.00
31-Dec-06	$50,000.00	$0.00	$50,000.00
31-Jan-07	$50,000.00	$0.00	$50,000.00
28-Feb-07	$50,000.00	$0.00	$50,000.00
31-Mar-07	$50,000.00	$0.00	$50,000.00
30-Apr-07	$50,000.00	$0.00	$50,000.00
31-May-07	$50,000.00	$0.00	$50,000.00

Fixed Rent	Amount Applied	Amount Applied
		to
Payment Date	to Capital	Lessor Amounts	Total

30-Jun-07	$50,000.00	$0.00	$50,000.00
31-Jul-07	$50,000.00	$0.00	$50,000.00
31-Aug-07	$50,000.00	$0.00	$50,000.00
30-Sep-07	$50,000.00	$0.00	$50,000.00
31-Oct-07	$50,000.00	$0.00	$50,000.00
30-Nov-07	$50,000.00	$0.00	$50,000.00
31-Dec-07	$50,000.00	$0.00	$50,000.00
31-Jan-08	$50,000.00	$0.00	$50,000.00
29-Feb-08	$50,000.00	$0.00	$50,000.00
31-Mar-08	$50,000.00	$0.00	$50,000.00
30-Apr-08	$50,000.00	$0.00	$50,000.00
31-May-08	$50,000.00	$0.00	$50,000.00
30-Jun-08	$50,000.00	$0.00	$50,000.00
31-Jul-08	$50,000.00	$0.00	$50,000.00
31-Aug-08	$50,000.00	$0.00	$50,000.00
30-Sep-08	$50,000.00	$0.00	$50,000.00
31-Oct-08	$50,000.00	$0.00	$50,000.00
30-Nov-08	$50,000.00	$0.00	$50,000.00
31-Dec-08	$50,000.00	$0.00	$50,000.00
31-Jan-09	$50,000.00	$0.00	$50,000.00
28-Feb-09	$50,000.00	$0.00	$50,000.00
31-Mar-09	$50,000.00	$0.00	$50,000.00
30-Apr-09	$50,000.00	$0.00	$50,000.00
31-May-09	$50,000.00	$0.00	$50,000.00
30-Jun-09	$50,000.00	$0.00	$50,000.00
31-Jul-09	$50,000.00	$0.00	$50,000.00
31-Aug-09	$50,000.00	$0.00	$50,000.00
30-Sep-09	$50,000.00	$0.00	$50,000.00
31-Oct-09	$50,000.00	$0.00	$50,000.00
30-Nov-09	$50,000.00	$0.00	$50,000.00
31-Dec-09	$50,000.00	$0.00	$50,000.00